Exhibit 10.1


                              HEILIG-MEYERS COMPANY
                          DIRECTOR STOCK OWNERSHIP PLAN

                        As Amended Effective July 1, 1999


         HEILIG-MEYERS COMPANY (the "Company") hereby adopts the Heilig-Meyers Company Director Stock Ownership Plan.

         1. Purpose. The purpose of the Director Stock Ownership Plan is to increase the level of ownership of the Company's common stock by non-employee directors. The Plan replaces the practice of paying director retainer fees solely in cash by paying at least 50% of such fees in Company common stock and allowing directors to receive up to 100% of the fees in Company common stock all as set forth in the Plan. The Plan has been adopted by the Board of Directors of the Company subject to approval by the Company's shareholders. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any replacement rule in effect from time to time.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Annual Meeting Date" means the date of the annual meeting of the Company's shareholders at which directors are elected.

                  (b) "Award" means the award of Company Stock under the Plan.

                  (c) "Award  Date"  means  the  first day on which the New York
                      Stock Exchange is open in the month immediately following the Annual Meeting Date.

                  (d) "Beneficiary"   is  the   person(s)   and/or   entity(ies)
                      designated by a Participant to receive the Participant's Deferred Stock Account at the death of the Participant. If no Beneficiary is designated, or if none of the designated Beneficiary(ies) survive the Participant, the Beneficiary shall be the Participant's surviving spouse, for married Participants, or the Participant's estate, for unmarried participants.

                  (e)  "Board" means the Board of Directors of the Company.

                  (f) "Committee" means the Compensation  Committee of the Board that shall administer the Plan.

                  (g) "Company"   means   Heilig-Meyers   Company,   a  Virginia
                      corporation, or any successor corporation.

                  (h) "Company Stock" means common stock of the Company.  In the event of a change in the capital structure of the Company (as provided in Section 10), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

                  (i) "Compensation"  means the amount of retainer  fees payable to each Eligible Director with respect to services rendered to the Company as a director during a Service Period. Compensation does not include fees for attending meetings of the Board or committees of the Board.

                  (j) "Deferred  Stock" means shares of Company  Stock  deferred pursuant to a deferral election under Section 8.

                  (k) "Deferred  Stock Account"  means an account  maintained by the Company or as part of the Trust established hereunder.


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                  (l) "Effective  Date"   means the date the Plan is approved by
                      the Company's shareholders.

                  (m) "Election  Period"  means the 120-day  period  immediately preceding the first day of a Service Period, or such other period as determined by the Committee. For the first Service Period beginning with the Effective Date, the Election Period shall be the period beginning on the Effective Date and ending on the first Award Date. For the first Service Period following a director's first election to the Board, the Election Period shall be the period beginning on the date of the director's election to the Board and ending on the first Award Date after the director's election.

                  (n) "Eligible  Director"  means  a   director  who  is  not an
                      employee of the Company or a Subsidiary.

                  (o) "Fair Market Value" means,  on the Award Date, the average of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume.

                  (p) "Participant"  means  any  Eligible  Director  entitled to receive an Award under the Plan.

                  (q) "Plan"  means  this  Heilig-Meyers Company  Director Stock
                      Ownership Plan.

                  (r) "Rule  16b-3"  means  Rule  16b-3  promulgated  under  the
                      Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the Effective Date.

                  (s) "Service  Period"  means  the  period  beginning  with the
                      Annual Meeting Date and ending on the day preceding the next Annual Meeting Date.

                  (t) "Subsidiary" means an entity of which the Company owns 50%
                      or more of the total combined voting power of all classes of stock.

                  (u) "Trust" means the Heilig-Meyers  Company Director Deferred
                      Compensation Trust or an individual trust established for the benefit of an Eligible Director.

         3.  Participation.      All  Eligible  Directors  shall   automatically
participate in the Plan.

         4. Stock. The Company has reserved an aggregate of 600,000 shares of Company Stock for issuance pursuant to the Plan. The aggregate number is subject to adjustment as provided in Section 10. In the event of a change in the capital structure of the Company (as provided in Section 10), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan.

         5. Automatic Share Awards. As of each Award Date, each Participant will receive the number of shares of Company Stock (rounded down to the nearest whole share) determined by dividing (i) an amount equal to 50% of the Participant's Compensation, by (ii) the Fair Market Value of the Company Stock.

         6. Election of Additional Company Stock.

                  (a) During the Election Period related to each Service Period, a Participant may elect to receive an additional percentage of the Participant's Compensation in the form of Company Stock. The election may be for any percentage of the Compensation above 50% up to 100%. The election shall be irrevocable as to the Award for the Service Period and shall be made by filing a written election with the Company during the Election Period.


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                  (b) If a  Participant  makes an  election  pursuant to Section
6(a), as of the next Award Date, the Participant will receive the number of shares of Company Stock (rounded down to the nearest whole share) determined by dividing (i) the elected percentage of the Participant's Compensation, by (ii) the Fair Market Value of the Company Stock.

          7. Provisions Relating to Company Stock. All Company Stock granted under the Plan shall be subject to the provisions of this Section.

                  (a) Company Stock shall automatically be awarded under the Plan as provided under Sections 5 and 6. If at any time there may not be sufficient shares available under the Plan to permit automatic Awards, the automatic Awards shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

                  (b) When Company Stock is issued, a certificate representing the shares of Company Stock awarded shall be registered in each Participant's name or other evidence of ownership shall be provided to the Participant by the Company's transfer agent.

          8.  Deferred Stock.

                  (a) During the Election Period prior to each Service Period, a Participant may elect to defer receipt of part or all of the Participant's Company Stock payable with respect to the Service Period. A Participant shall designate a date on which payment shall be made. The deferral election shall be irrevocable as to Awards for the Service Period and shall be made by filing a written election with the Company during the Election Period.

                  (b) If a Participant makes an election pursuant to (a), the Company shall credit to the Participant's Deferred Stock Account the number of shares of Company Stock granted under the Award (the Deferred Stock). A Participant's interest in such Deferred Stock Account may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered. At its discretion, the Company may also transfer the same number of shares of Company Stock to the Trust.

                  (c) When a cash dividend is paid on Company Stock, the dividend shall be reinvested in additional shares of Company Stock that shall be added to the Participant's Deferred Stock Account. Each Participant's Deferred Stock Account shall be adjusted to take into account any stock dividends or other non-cash distributions pursuant to Section 10 below.

                  (d) A Participant shall receive payment of the Deferred Stock Account on the distribution date specified by the Participant. A Participant may change the distribution date previously elected by filing a new election with the Company. The new election shall not be effective until six months after the Company receives it.

                  (e) If a Participant dies before receiving payment of the Deferred Stock Account pursuant to subsection (d) above, the Beneficiary of the Participant shall receive payment of the Deferred Stock Account in accordance with the Participant's election.

                  (f) If a Participant or Beneficiary has the right to receive payment of the Participant's Deferred Stock Account pursuant to subsection (d) or (e) above, the Company shall distribute or cause the Trust to distribute to the Participant or Beneficiary that number of whole shares of Company Stock that is equal to the number of whole shares of Company Stock that are then credited to the Participant's Deferred Stock Account. The shares of Company Stock so distributed shall not be subject to the provisions described in Section 7.


         9. Issuance of Company Stock. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) approval of the Plan by the Company's shareholders, (ii) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed,
(iii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iv) the Company is satisfied that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. Until a certificate has been issued in the Participant's name for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.


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         10. Effect of Stock  Dividends and Other Changes in Capital  Structure.
Appropriate adjustments shall be made automatically to the number and kind of shares to be issued under the Plan, and any other relevant provisions of the Plan if there are any changes in the Company Stock by reason of a stock dividend, stock split, combination of shares, spin-off, reclassification, recapitalization, merger, consolidation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company). If the adjustment would produce fractional shares, the fractional shares shall be eliminated by rounding to the nearest whole share. Any such adjustments shall neither enhance nor diminish the rights of a Participant.

         11. Administration of the Plan. The Committee shall be responsible for the proper implementation of the Plan. The Committee shall not exercise any discretion with respect to the administration of the Plan. The Committee shall have all powers vested in it by the terms of the Plan. Any decision of the Committee with respect to the Plan shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel.

         12. Expiration and Termination of the Plan. Company Stock shall be awarded under the Plan until the Plan is terminated by the Board or until such earlier date when termination of the Plan shall be required by law. If not sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.

         13. Amendments. The Board may from time to time make such changes in and additions to the Plan as it may deem appropriate; provided that no change shall be made that increases the total number of shares reserved for issuance under the Plan (except pursuant to Section 10), unless such change is authorized by the shareholders of the Company. The Board may unilaterally amend the Plan as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, the termination of the Plan or any change or addition to the Plan shall not, without the consent of any Participant who is adversely affected thereby, alter any Awards previously made to the Participant pursuant to the Plan.

         14. Rights Under the Plan. Participation in the Plan and the right to receive Company Stock under the Plan shall not give a Participant any proprietary interest in the Company, or any Subsidiary or any of their assets, nor ensure that the Participant will be nominated for election to the Board in the future.

         15. Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company, at its principal business address, to the attention of the Secretary; (b) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         16. Governing Law/Interpretation. Generally, the Plan shall be governed by the laws of the Commonwealth of Virginia. The terms of this Plan are also subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect.

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